Exhibit 10.67

500 PLAZA DRIVE CORP.

Landlord,

and

THE CHILDREN’S PLACE SERVICES COMPANY, LLC

Tenant

LEASE

Premises:

Office Premises

in

500 Plaza Drive

Secaucus, New Jersey

EXHIBITS

Exhibit A - Demised Premises

Exhibit A-1 - Development

Exhibit B - Description of Land

Exhibit C – Intentionally Omitted

Exhibit D - Rules and Regulations

Exhibit E - Cleaning Specifications

Exhibit F - Letter of Credit

Exhibit G – Form of Guaranty

LEASE, dated February     , 2009, between 500 PLAZA DRIVE CORP., a New Jersey corporation having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 (“Landlord”), and THE CHILDREN’S PLACE SERVICES COMPANY, LLC, a Delaware limited liability company having an office at 915 Secaucus Road, Secaucus, New Jersey (“Tenant”).

ARTICLE 1 - DEFINITIONS

1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

A.  Intentionally omitted.

B.  Additional Charges:  All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

C.  Architect:  As Landlord may designate.

D.  Base Year:  Calendar Year 2009.

E.  Broker: Resource Realty-Tom Consiglio

F.  Building:  The building located on the Land and known as 500 Plaza Drive, Secaucus, New Jersey.

G.  Building Fraction: a fraction the numerator of which is the Floor Space of the Building (approximately 445,730 square feet) and the denominator of which is the aggregate Floor Space of the buildings in the Development. If the aggregate Floor Space of the buildings in the Development shall be changed due to any construction or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change.

H.  Business Days:  All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays and such other holidays as shall be designated as holidays by the applicable building service union employees’ service contract or by the applicable operating engineers’ contract.

I.  Business Hours:  Generally customary daytime business hours, but not before 8:00 A.M. or after 6:00 P.M.

J.  Calendar Year:  Any twelve-month period commencing on a January 1.

K.  Commencement Date:  June 1, 2009.

L.  Common Areas:  All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent’s office, if any, and public rest rooms, if any.

M.  Demised Premises:  The space that is or will be located on the third (3rd) and fourth (4th) floors of the Building and that is indicated on the floor plan(s) attached hereto as Exhibit A.  The Demised Premises contains or will contain approximately 119,979 square feet of Floor Space [comprised of 73,554 square feet of Floor Space on the third (3rd) floor and 46,425 square feet of Floor Space on the fourth (4th) floor] subject to adjustment upon verification by the Architect.

N.  Development:  All lands and improvements now existing or hereafter constructed, in which Landlord or its related entities has an interest, located north of Route 3, east of the eastern spur of the New Jersey Turnpike, south of 69th Street and west of West Side Avenue. The Development is outlined in red on the attached Exhibit A-1.

O.  Development Common Areas:  The roads and bridges that from time to time service and provide access to the Development for the common use of the tenants, invitees, occupants of the Development, that are maintained by Landlord or its related entities, including the New Jersey Turnpike overpass and the bridge over Route 3.

P.  Expiration Date:  The date that is the day before the twentieth (20th) anniversary of the Commencement Date if the Commencement Date is the first day of a month, or the twentieth (20th) anniversary of the last day of the month in which the Commencement Date occurs if the Commencement Date is not the first day of a month.  However, if the Term is extended by Tenant’s effective exercise of Tenant’s right, if any, to extend the Term, the “Expiration Date” shall be changed to the last day of the last extended period as to which Tenant shall have effectively exercised its right to extend the Term.  For the purposes of this definition, the earlier termination of this Lease shall not affect the “Expiration Date.” Notwithstanding anything contained herein to the contrary, provided Tenant is in compliance with all of the terms and conditions contained herein, and provided Tenant has not assigned this Lease or sublet all or any portion of the Demised Premises and is itself in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that the termination right described below is personal to the original named Tenant, Tenant shall have a one (1) time right (“Tenant’s Termination Right”), exercisable by delivery of irrevocable written notice (“Tenant’s Termination Notice”) given to Landlord on or prior to the fourteenth (14th) anniversary of the Commencement Date (the “Termination Notice Date”), to terminate this Lease which termination shall be effective upon the fifteenth (15th) anniversary of the Commencement Date (the

“Early Expiration Date”); provided and upon the express condition that Tenant shall pay to Landlord in consideration of Tenant’s exercise of Tenant’s Termination Right, in immediately available funds, contemporaneously with the delivery of the Tenant’s Termination Notice, the sum of Three Million and No/100 Dollars ($3,000.000.00) (the “Termination Fee”). In such event, Tenant shall vacate and surrender the Demised Premises no later than the Early Expiration Date in accordance with Article 26 hereof.  Tenant agrees that it shall have forever waived its right to exercise Tenant’s Termination Right if it shall fail for any reason whatsoever to give such notice to Landlord by the Termination Notice Date, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of Tenant’s Termination Right.  Tenant further agrees that it shall have forever waived its right to exercise Tenant’s Termination Right if it shall fail for any reason whatsoever to make payment of the Termination Fee contemporaneously with the delivery of the Termination Notice.

Q.  Fixed Rent:  An amount at the annual rate of: (i) Twenty Seven and 50/100 Dollars ($27.50) per square foot multiplied by the Floor Space of the Demised Premises for the period from the Commencement Date until the day prior to the fifth (5th) anniversary of the Commencement Date; and (ii) Twenty Nine and 50/100 Dollars ($29.50) per square foot multiplied by the Floor Space of the Demised Premises for the period from the fifth (5th) anniversary of the Commencement Date until the day prior to the tenth (10th) anniversary of the Commencement Date; and (iii) Thirty One and no/100 Dollars ($31.00) per square foot multiplied by the Floor Space of the Demised Premises for the period from the tenth (10th) anniversary of the Commencement Date until the day prior to the fifteenth (15th) anniversary of the Commencement Date; and (iv) Thirty Three and 50/100 Dollars ($33.50) per square foot multiplied by the Floor Space of the Demised Premises from the fifteenth (15th) anniversary of the Commencement Date until the Expiration Date. It is intended that the Fixed Rent shall be an absolutely net return to Landlord throughout the Term, free of any expense, charge or other deduction whatsoever, with respect to the Demised Premises, the Building, the Land and/or the ownership, leasing, operation, management, maintenance, repair, rebuilding, use or occupation thereof, or any portion thereof, with respect to any interest of Landlord therein, except as may otherwise expressly be provided in this Lease.

R  Floor Space:  As to the Demised Premises, shall be the quotient the numerator of which is the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Area face of any wall between the Demised Premises and any portion of the Common Areas, or by the center line of any wall between the Demised Premises and space leased or available to be leased to a tenant or occupant, and the denominator of which is equal to one minus the Loss Factor (as hereinafter defined).  For purposes of this Lease the Loss Factor shall be 13.80%.  Any reference to Floor Space of a building shall mean the floor area of all levels or stories of such building, excluding any roof, except such portion thereof (other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or repetitive basis, and any mechanical room, enclosed or interior truck dock, interior Common Areas, and areas used by Landlord for storage, for housing meters and/or other equipment or for other purposes.  Any reference to the Floor Space is intended to refer to the Floor Space of the entire area in question irrespective of the Person(s) who may be the owner(s) of all or any part thereof.

S.  Guarantor: The Children’s Place Retail Stores, Inc. Tenant shall cause the Guarantor to execute and deliver a Guaranty in the form annexed hereto as Exhibit G contemporaneously with the execution and delivery of this Lease.

T.  Insurance Requirements:  Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

U.  Land:  The Land upon which the Building and Common Areas are located. The Land is described on Exhibit B.

V.  Intentionally omitted.

W.  Legal Requirements:  Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

X.  Mortgage:  A mortgage and/or a deed of trust.

Y.  Mortgagee:  A holder of a mortgage or a beneficiary of a deed of trust.

Z.  Operating Expenses:  The sum of the following:  (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land, and (2) the Building Fraction of the sum of (a) the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas; (b) the Real Estate Taxes, if any, attributable to the Development Common Areas and (3) the Parking Charges. The “Operating Expenses” shall, include, without limitation, the following:  (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities in Hudson County), and (iii) costs and expenses incurred for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services).  In all years subsequent to Base Year, if Landlord is itself managing the Building and has not employed an independent third party for such management, Landlord shall be entitled to 15% of the resulting total of all of the foregoing items making up “Operating Expenses” for Landlord’s home office administration and overhead cost and expense.  All items included in Operating Expenses shall be determined in accordance with generally accepted accounting principles consistently applied. Notwithstanding anything herein contained to the contrary, Operating Expenses shall not include the following: (a) expenses for which Landlord is reimbursed by insurance, or is otherwise directly compensated therefore (other than tenant reimbursements for Operating Expenses); (b) expenses associated with any breach of this Lease by Landlord, or resulting from the breach by any other tenant in the Building of its’ lease with Landlord; (c) financing costs in connection with any financing of the Land and/or Building; and (d) brokerage fees and costs incurred for improvements for other tenants in the Building.

AA.  Parking Charges:  The cost and expense of the repair, replacement, striping, maintenance, policing, insurance, Real Estate Taxes, utilities, and landscaping attributable to the pro rata share of the parking deck(s) allocated to the Building.  The pro rata share shall be determined based upon the number of parking spaces allocated to the Building divided by the total number of the parking spaces in the parking deck(s). The parking charges shall include expenses attributable only to the parking deck(s) and shall not include expenses attributable to any other improvements.

BB.  Permitted Uses: Executive offices of a character consistent with that of a first class office building.

CC.  Person:  A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

DD.  Intentionally omitted.

EE.  Real Estate Taxes:  The real estate taxes, assessments and special assessments imposed upon the Building, Land and/or Development by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building, Land, or Development which expenses shall be allocated to the period of time to which such expenses relate.  If at any time during the Term the methods of taxation prevailing on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term “Real Estate Taxes” for the purposes hereof.

FF.  Rent:  The Fixed Rent and the Additional Charges.

GG. Rules and Regulations:  The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time.  The Rules and Regulations now in effect are attached hereto as Exhibit D.

HH.  Security Deposit:  $292,900.00

II.  Intentionally omitted.

JJ.  Successor Landlord:  As defined in Section 9.03.

KK.  Superior Lease:  Any lease to which this Lease is, at the time referred to, subject and subordinate.

LL.  Superior Lessor:  The lessor of a Superior Lease or its successor in interest, at the time referred to.

MM.  Superior Mortgage:  Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

NN.  Superior Mortgagee:  The Mortgagee of a Superior Mortgage at the time referred to.

OO.  Tenant’s Fraction:  The Tenant’s Fraction shall mean the fraction, the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building (predicated on Demised Premises of 119,979 square feet of Floor Space, Tenant’s Fraction would be 26.92%). If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant’s Fraction shall be changed to the fraction the numerator of which shall be the Floor Space of the Demised Premises and the denominator of which shall be the Floor Space of the Building.  In the event Landlord determines, through reasonable investigation, that Tenant’s utilization of any item of Operating Expenses exceeds the fraction referred to above, Tenant’s Fraction with respect to such item shall, at Landlord’s option, mean the percentage of any such item (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant’s proportionate share thereof.

PP.  Tenant’s Property:  As defined in Section 16.02.

QQ. Tenant’s Work:  The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord’s Work) to equip, decorate and furnish the Demised Premises for Tenant’s occupancy in accordance with the provisions of Exhibit C.

RR.  Term:  The period commencing on the Commencement Date and ending at 11:59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated.

SS.  Unavoidable Delays:  A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement or an act of the other party and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its best efforts to minimize such delay.

ARTICLE 2 - DEMISE AND TERM

2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term.

ARTICLE 3 - RENT

3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term.  If the Commencement Date occurs on a day other than the first day of a calendar month, the Fixed Rent for the partial calendar month at the commencement of the Term shall be prorated.

3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord’s agent, as Landlord shall designate by notice to Tenant.  Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease.  If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection.  If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due.  Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance or pursue any other remedy in this Lease or at law provided.

3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant’s right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of and notwithstanding any designation or request by Tenant as to the items to which any such payments shall be credited.

3.05. In the event that any installment of Rent due hereunder shall be overdue, a “Late Charge” equal to four percent (4%) or the maximum rate permitted by law, whichever is less (“Late Payment Rate”) for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue (“Late Payment Rate”).  In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $50.00.  Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder. Notwithstanding anything herein contained to the contrary, as to the original named Tenant and any Permitted Assignee(s) (as that term is defined in Article 11.02 hereinbelow), the Late Charge shall be waived once per Calendar Year provided payment is received by Landlord within ten (10) days of its due date.

ARTICLE 4 - USE OF DEMISED PREMISES

4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose. Landlord represents that the Demised Premises are legally zoned for the Permitted Uses.

4.02. If any governmental license or permit, including a Certificate of Occupancy shall be required for the proper and lawful conduct of Tenant’s business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit and submit the same to Landlord for inspection.  Tenant shall at all times comply with the terms and conditions of each such license or permit.  Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes or is liable to cause injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs the character, reputation or appearance of the Building as a first-class office building; (e) impairs the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) unreasonably annoys or inconveniences other tenants or occupants of the Building.

ARTICLE 5 - PREPARATION OF DEMISED PREMISES

5.01.(a)  The Demised Premises shall be delivered to Tenant, and Tenant agrees to accept the same, in “as is” condition; except, however, that prior to delivery of possession of the Demised Premises, Landlord shall (i) remove the staircase between the fourth (4th) and fifth (5th) floors of the Building and shall replace the floor in the area of the staircase so removed, and (ii) remove all furniture systems (belonging to the existing tenant) from the Demised Premises.  Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised Premises shall be conclusive evidence as against Tenant that the Demised Premises and the Building were in good and satisfactory condition at the time such possession was taken. Notwithstanding anything herein contained to the contrary, Landlord agrees that the existing mechanical systems will be in good working order upon delivery of the Demised Premises to Tenant.

5.01.(b)(i)  Except as expressly set forth in Article 5.01 (a) above, Tenant shall be responsible for all construction and work to prepare the Demised Premises for Tenant’s occupancy at Tenant’s cost and expense. Such construction shall be in accordance with Section 39.09 of this Lease. Prior to performing any work in the Demised Premises, Tenant shall, within thirty (30) days of the date thereof submit to Landlord for approval final plans and specifications for all construction work in the Demised Premises including, but not limited to layout, mechanical, electrical and plumbing plans and finish schedules (“Plans and Specifications”). Tenant shall employ licensed architect(s) and/or engineer(s) for the preparation of the Plans and Specifications.  Landlord shall notify Tenant of Landlord’s approval or disapproval of such Plans and Specifications no later than twenty (20) days after receipt by Landlord.  If Landlord disapproves, Landlord shall specify the reasons for disapproval and Tenant shall, within ten (10) Business Days of receipt of notice of Landlord’s disapproval, resubmit revised Plans and Specifications that correct such items. If Landlord has not responded to Tenant’s submission of Plans and Specifications within twenty (20) days of receipt thereof, Tenant’s Plans and Specifications so submitted shall be deemed approved.

(ii) Tenant shall obtain and provide all design and architectural services necessary to perform Tenant’s Work and shall be responsible for complying with all building codes and Legal Requirements in connection with Tenant’s Work, prior to commencing any work in the Demised Premises.  Upon completion of Tenant’s Work, or upon such earlier date that Tenant seeks to occupy the Demised Premises, Tenant shall obtain a permanent certificate of occupancy of the Demised Premises for the Permitted Uses.  The construction of the Demised Premises shall be performed in a first class workmanlike manner.  At all times when construction of the Demised Premises is in progress and prior to the Commencement Date, Tenant shall maintain or cause to be maintained the insurance coverage required under Section 13.02.

(iii) Tenant shall be solely responsible for the structural integrity of the improvements and for the adequacy or sufficiency of the Plans and Specifications and all the improvements depicted thereon or covered thereby, and Landlord’s consent thereto, approval thereof, or incorporation therein of any of its recommendations shall in no way diminish Tenant’s responsibility therefor or reduce or mitigate Tenant’s liability in connection therewith.  Landlord shall have no obligations or liabilities by reason of this Lease in connections with the performance of construction or of the finish, decorating or installation work performed by Tenant, or on its behalf, or in connection with the contracts for the performance thereof entered into by Tenant.  Any warranties extended or available to Tenant in connection with the aforesaid work shall be for the benefit also of Landlord. Tenant further agrees that once it commences construction, it shall diligently and continuously proceed with construction to completion.

(iv)  Notwithstanding anything contained in this Article to the contrary, in connection with Tenant’s engagement of a “Construction Manager” and/or “General Contractor” for the performance of Tenant’s Work, Tenant hereby agrees to allow Landlord to participate in Tenant’s bid solicitation process. In no event, however, shall Tenant be obligated to engage Landlord as its Construction Manager and/or General Contractor.

5.02. If Landlord is unable to give possession of the Demised Premises on the Commencement Date because of the holding-over or retention of possession by any tenant, undertenant or occupant, Landlord shall not be subject to any liability for failure to give possession, the validity of this Lease shall not be impaired under such circumstances, and the Term shall not be extended, but the Rent shall be abated if Tenant is not responsible for the inability to obtain possession.

5.03. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building and any other buildings and other improvements on the Land, including, without limitation, the right to move and/or remove same, provided same shall not unreasonably block or interfere with (i) Tenant’s means of ingress or egress to and from the Demised Premises, or (ii) Tenant’s ability to use and occupy the Demised Premises for purposes of conducting the Permitted Uses therein. If, as a direct and proximate result of Landlord’s exercise of its’ rights under this Article 5.03, Tenant is physically unable to use and occupy the Demised Premises for purposes of conducting the Permitted Uses therein for a period in excess of three (3) consecutive Business Days [any such period in excess of three (3) consecutive Business Days that Tenant is unable to use and occupy the Demised Premises shall hereinafter be referred to as a “Period of Interruption”], then, upon notice to Landlord, the Rent shall abate during the Period of Interruption until such time as Tenant is once again able to use and occupy the Demised Premises for purposes of conducting the Permitted Uses therein.

5.04. Landlord hereby represents, to the best of its knowledge and belief without investigation, that it is unaware of any structural defects impacting the Demised Premises or the Building.

ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

6.01. Tenant shall pay to Landlord, as hereinafter provided, Tenant’s Fraction of the Real Estate Taxes.  Tenant’s Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant’s Fraction, plus the Real Estate Taxes in respect of the Land for the period in question, less the Real Estate Taxes attributable to the Base Year, multiplied by the Tenant’s Fraction.  If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Floor Space on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt.  Landlord shall estimate the annual amount of Tenant’s Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance.  Tenant shall also pay to Landlord on demand from time to time the amount which, together with said monthly installments, will be sufficient in Landlord’s reasonable estimation to pay Tenant’s Fraction of any Real Estate Taxes thirty (30) days prior to the date when such Real Estate Taxes shall first become due.  When the amount of any item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same (with copies of the appropriate Real Estate Tax bills), and the figures used for computing Tenant’s Fraction of the same, and if Tenant’s Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord’s estimate, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall, at Tenant’s option, either refund to Tenant the excess or apply same to future installments of Real Estate Taxes due hereunder.  Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due.  The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Floor Space referred to will be based upon the average of the Floor Space in existence on the first day of each month during the period in question.  In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant at the Demised Premises.  If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

6.02. Tenant shall pay to Landlord, as hereinafter provided, Tenant’s Fraction of the Operating Expenses.  Tenant’s Fraction of the Operating Expenses shall be the Operating Expenses for the period in question, less the Operating Expenses for the Base Year, multiplied by Tenant’s Fraction.  Landlord shall estimate Tenant’s annual Fraction of the Operating Expenses (which estimate may be reasonably changed by Landlord from time to time), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance.  If at any time Landlord changes its estimate of Tenant’s Fraction of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give notice to Tenant of such change and within ten (10) days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then current Calendar Year or partial Calendar Year.  After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail (and accompanied by “back-up” documentation in support of such calculations) stating Tenant’s Fraction of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January 1st and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing Tenant’s Fraction, and if Tenant’s Fraction so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall, at Tenant’s option, either refund to Tenant the excess or apply same to future installments of Operating Expenses due hereunder.  All computations shall be made in accordance with generally accepted accounting principles.

6.03.  Each such statement given by Landlord pursuant to Section 6.01 or Section 6.02 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect.  If such dispute is not settled by agreement, either party may (but shall not be obligated to) submit the dispute to arbitration as provided in Article 36.  Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with Landlord’s statement, without prejudice to Tenant’s position.  If the dispute shall be determined in Tenant’s favor, Landlord shall forthwith pay to Tenant the amount of Tenant’s overpayment resulting from compliance with Landlord’s statement.

6.04. In determining the amount of Operating Expenses for the Base Year and all subsequent Calendar Years for the purpose of this Article 6 and Article 1.01 Z., Landlord agrees that if less than 95% of the Floor Space in the Building shall have been occupied by tenants and fully used by them at any time during the year, including without limitation the Base Year, Operating Expenses shall be deemed for the purposes of this Article to be increased to an amount equal to the like Operating Expense which would normally be expected to be incurred, had such occupancy been 95% and had such full utilization been made during the entire period.

ARTICLE 7 - COMMON AREAS

7.01. So long as Tenant is not in default under this Lease beyond the applicable cure period, subject to the provisions of Section 5.04, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes and in a manner consistent with that of a first class office building in Hudson County, New Jersey.  Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant’s means of ingress or egress to and from the Demised Premises, and provided the same are consistent with installations in first class office buildings in Hudson County, New Jersey.

7.02. So long as Tenant is not in default under this Lease beyond the applicable cure period, Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas.  Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord’s reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same.

7.03. Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord.  Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents.

7.04 Tenant shall be entitled to the use of a total of four (4) parking spaces per 1000 square feet of Floor Space of the Demised Premises. 22 of the parking spaces shall be located under the Building and shall be for the exclusive use of Tenant. The remainder of the parking spaces shall be located in the parking deck(s) and grade level parking serving the Building and shall be provided on a non-exclusive basis.

ARTICLE 8 - SECURITY

8.01. Tenant has deposited with Landlord the Security Deposit as security for the full and faithful payment and performance by Tenant of Tenant’s obligations under this Lease.  If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of Tenant’s obligations under this Lease, including, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord.  If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall upon demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid.  If Tenant shall fully and faithfully pay and perform all of Tenant’s obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant within thirty (30) days after the later of (i) the date on which this Lease shall expire or sooner end or terminate, and (ii) delivery to Landlord of entire possession of the Demised Premises.  In the event of any sale or leasing of the Land, Landlord shall have the right to transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord.  Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Security Deposit shall be considered trust funds for the purpose of carrying out the provisions of this Lease. Any use of the Security Deposit, other than for the purpose of carrying out the provisions of this Lease, shall be deemed a default of this Lease. In the event the Demised Premises are sold and the Security Deposit is transferred to the contract vendee, Landlord shall obtain and provide to Tenant a certification executed by the contract vendee confirming receipt of the Security Deposit by the latter.

8.01(b).In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable Letter of Credit in the amount of the Security Deposit in form annexed hereto as Exhibit F and issued by a financial institution approved by Landlord and otherwise conforming to Exhibit F, annexed hereto and made a part hereof.  Landlord shall have the right, upon written notice to Tenant (except for Tenant’s non-payment of Rent or for Tenant’s failure to comply with Article 8.03 for which no notice shall be required), and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, upon demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days’ thereafter. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall have the right to transfer the security to the vendee or lessee.

8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease.  Upon Landlord’s prior consent, the Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty (60) days’ advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

8.03. In the event Tenant shall fail to deliver to Landlord a substitute irrevocable Letter of Credit, in the amount stated above, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease.  Landlord may, in its discretion treat the same as a default in the payment of Rent or any other default and pursue the appropriate remedy.  In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease.

ARTICLE 9 - SUBORDINATION

9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages.  The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge or deliver any such instruments within 10 days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute and deliver any such instruments for and on behalf of Tenant.

9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord’s rights (“Successor Landlord”) and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment.  Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month’s Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall promptly execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant’s rights under this Lease.

ARTICLE 10 - QUIET ENJOYMENT

10.01. So long as Tenant pays all of the Rent and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

Landlord agrees not to unreasonably withhold its consent to the subletting of the Demised Premises or an assignment of this Lease.  In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) The business reputation of the proposed assignee or subtenant and its officers or directors in relation to the other tenants or occupants of the Building or Development; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building or Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development, or any other property owned or managed by Landlord or its affiliates; (iv) the financial condition of the proposed assignee or subtenant; (v) restrictions, if any, contained in leases or other agreements affecting the Building and the Development; (vi) the effect that the proposed assignee’s or subtenant’s occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development; (vii) the extent to which the proposed assignee or subtenant and Tenant provide Landlord with assurances reasonably satisfactory to Landlord as to the satisfaction of Tenant’s obligations hereunder.  In any event, at no time shall there be more than two (2) subtenants of the Demised Premises permitted.

In the event the Demised Premises are sublet or this Lease is assigned, Tenant shall pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord’s reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees, as the case may be: (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, and (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.

Notwithstanding anything herein contained to the contrary, any Person which, directly or indirectly, controls or is controlled by or is under common control with Tenant (an “Affiliate”) may occupy all or any portion of the Demised Premises along with or in place of Tenant without the consent of Landlord. Such occupancy by Tenant’s Affiliates shall not be deemed an assignment or other transfer of the Lease, nor shall any such Affiliate have any rights under this Lease.

11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation or partnership, any transfer of voting stock or partnership interest resulting in the person(s) who shall have owned a majority of such corporation’s shares of voting stock or the general partners’ interest in such partnership, as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner’s interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assignment of this Lease as to which Landlord’s consent shall have been required, and in any such event Tenant shall notify Landlord.  The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations and shall not apply to transactions with a corporation into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant’s assets are transferred or to any corporation which controls or is controlled by the then Tenant or is under common control with the then Tenant, provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction (the entities referenced in this preceding sentence shall sometimes be referred to collectively as “Permitted Assignees” and individually as a “Permitted Assignee.”).  For the purposes of this Section, the words “voting stock” shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation.  Landlord shall have the right at any time and from time to time during the Term to inspect the stock record books of the corporation to which the provisions of this Section 11.02 apply, and Tenant will produce the same on request of Landlord.

11.03. If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee.  If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant’s time to cure such default, collect rent from the subtenant or occupant.  In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant’s obligations under this Lease.  The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11.  References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

11.04. Any permitted assignment or transfer, whether made with Landlord’s consent pursuant to Section 11.01 or without Landlord’s consent if permitted by Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant’s obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers.  Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person)s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant’s other obligations under this Lease.

11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant’s obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others.  Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant of the Building, or of a building owned or managed by Landlord or its affiliated entities.

11.07. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year’s Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant’s obligations under this Lease, to be held and applied in the manner specified for security in Section 8.01.

11.08.  If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person,

Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall require, and Landlord may, in addition to Landlord’s right to give or withhold consent, terminate this Lease by notice (“Landlord’s Termination Notice”) given to Tenant within thirty (30) days after receipt of said proposed instrument and financial and other information, and upon the date specified in such notice, which date shall be not less than 30 days and not more than 60 days after the giving of said notice, this Lease shall terminate.  Landlord’s election to terminate this Lease as provided above may be cancelled if, within ten (10) days of Tenant’s receipt of Landlord’s Notice, Tenant advises Landlord, by written notice to that effect (“Tenant’s Rescission Notice”) that Tenant has withdrawn its proposal to assign or sublet the Demised Premises, in which event the Lease shall continue uninterrupted in accordance with its’ terms. If Landlord does not so terminate this Lease, (or if Landlord terminates this Lease and Tenant rescinds such termination as provided herein) and (if Landlord consents to the subject transaction or if Landlord’s consent is not required to same) if Tenant does not consummate the subject transaction within 60 days after the last day on which Landlord might have so terminated this Lease as a result of such transaction, Tenant shall again be required to comply with the provisions of this Section 11.08 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given.  Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord’s administrative, legal, and other costs and expenses incurred in processing each of Tenant’s requests.  Neither Tenant’s payment nor Landlord’s acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant’s request.

ARTICLE 12 - COMPLIANCE WITH LAWS

12.01. Tenant shall comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant’s failure to fully and promptly comply with and observe the provisions of this Section 12.01.  However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02.

12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime or offense, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either (i) the bond of a surety company satisfactory to Landlord, which bond shall be, as to its provisions and form, satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys’ fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond satisfactory to Landlord;  (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings.  Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime or offense if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime or offense of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto.  Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises.

12.03. Tenant shall not use in any way, or permit or suffer the use of the Demised Premises or any part thereof, to either directly or indirectly prepare, produce, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, or process any Hazardous Substance as defined herein, except that the use of such products and materials as are customarily used in the care, maintenance, cleaning, operation or repair of buildings such as the Building shall be permitted as long as they are used and disposed of in compliance with Legal Requirements. For the purposes of this Lease, “Hazardous Substance” means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling, or ownership of which is restricted, prohibited, regulated, or penalized by any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§1251 et seq.), the Clean Air Act (42 U.S.C. §§7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. §§651 et seq.), as these laws have been amended or supplemented.  Landlord shall be responsible, at Landlord’s expense, for compliance with any applicable Legal Requirements, relating to the removal, encapsulation or other treatment of any Hazardous Substance hereafter present within the Demised Premises, unless such Hazardous Substance shall have been placed in, on, or about the Demised Premises by Tenant or by any of Tenant’s (or its affiliate’s or subtenant’s) agents, employees or contractors.  If at any time during the Term, Tenant shall deliver a certification of a qualified asbestos hygienist certifying that asbestos and/or asbestos-containing materials (collectively, “ACM”) is located in the Demised Premises [and which ACM shall not have been placed in, on, or about the Demised Premises by Tenant or by any of Tenant’s (or its affiliate’s or subtenant’s) agents, employees or contractors], Landlord shall, upon Tenant’s request, at Landlord’s sole cost and expense, remove or encapsulate such ACM in compliance with Legal Requirements relating to the removal and/or encapsulation thereof and restore any alterations previously performed in such portion of the Demised Premises. Landlord hereby represents, to the best of its knowledge and belief without investigation, that the there are no Hazardous Substances in violation of applicable laws present in the Demised Premises.

ARTICLE 13 - INSURANCE AND INDEMNITY

13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee.  The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the full replacement value of the Building.  Landlord may also maintain any other forms and types of insurance which Landlord shall deem reasonable in respect of the Building and Land.  Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

13.02. Tenant shall maintain the following insurance:  (a) commercial general liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having a limit of liability not less than a $5,000,000. per occurrence for bodily injury or property damage. coverage to include but not be limited to premises/operations, completed operations, contractual liability and product liability; (b) automobile liability insurance covering all owned, hired and non-owned vehicles used by the Tenant in connection with the premises and any loading or unloading of such vehicles, with a limit of liability not less than $2,000,000 per accident; (c) worker’s compensation and employers liability insurance as required by statutes, but in any event not less than $500,000. for Employers Liability; (d) All Risk insurance in respect of loss or damage to Tenant’s stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in an amount equal to the full replacement value thereof as same might increase from time to time or such higher amount as either may be required by the holder of any fee mortgage, or is necessary to prevent Landlord and/or Tenant from becoming a co-insurer. Such insurance shall include coverage for property of others in the care, custody and control of Tenant in amounts sufficient to cover the replacement value of such property, to the extent of Tenant’s liability therefor; and (e) such other insurance as Landlord may reasonably require.  Landlord may at any time and from time to time require that the limits for the general liability insurance to be maintained by Tenant be increased to the limits that new tenants in the Building are required by Landlord to maintain.  Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid-for policies upon execution hereof.  Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least thirty (30) days before the expiration of any existing policy.  All such policies shall be issued by companies acceptable to Landlord, having a Bests Rating of not less than A, Class VII (or an equivalent S&P rating if requested by Landlord), and licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days’ prior written notice of such cancellation.  The policies and certificates of insurance (such certificates to be on Acord form 27 or its equivalent) to be delivered to Landlord by Tenant pursuant to this Section 13.02 (other than workers compensation insurance) shall name Landlord as an additional insured and, at Landlord’s request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: “Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, and (if Landlord has so requested) Superior Lessors and Superior Mortgagees are hereby named as additional insureds as their interests may appear.  It is intended for this insurance to be primary and non-contributing.”  Tenant shall give Landlord at least thirty (30) days’ prior written notice that any such policy is being canceled or replaced.

13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant’s business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect of the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses.  In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

13.04. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord’s negligence)

occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant’s obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys’ fees and expenses.  In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

13.05. Landlord shall indemnify and hold harmless Tenant and its partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) any work done or any condition created in the Common Areas (other than by Tenant, its, agents, representatives, contractors and employees); and (b) any willful act or negligence of Landlord or its agents, representatives, employees or contractors; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorneys’ fees and expenses.  In case any action or proceeding is brought against Tenant and/or its partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant.  Counsel designated by Landlord’s insurance carrier shall be deemed acceptable to Tenant.

13.06. Neither Landlord nor any Superior Lessor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant’s business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant’s insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

ARTICLE 14 - RULES AND REGULATIONS

14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord’s judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control.  Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees; provided, however, Landlord agrees that it shall not enforce the Rules and Regulations against Tenant in a discriminatory manner vis-à-vis the other Tenants in the Building.

ARTICLE 15 - ALTERATIONS

15.01. Tenant shall not make any alterations or additions to the Demised Premises, or make any holes or cuts in the walls, ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, without on each occasion first obtaining the consent of Landlord. Notwithstanding anything contained in the previous sentence to the contrary, Landlord’s consent shall not be required for any non-structural interior alteration which does not affect (i) the structure of the Building, (ii) the mechanical systems serving the Building, (iii) the roof, or (iv) the exterior of the Building (“Permitted Alterations”), provided, however, Tenant agrees to provide Landlord with written notice of any Permitted Alteration exceeding $50,000.  Tenant shall submit to Landlord plans and specifications for such work at the time Landlord’s consent is sought.  In the event any proposed alteration will impact upon the structure or mechanical systems in the Building, Landlord shall have the right to engage an outside consultant to review the plans and specifications with respect to same, and in such case, Tenant shall pay to Landlord upon demand the reasonable cost and expense of such outside consultants in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose.  Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations.  Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant in respect of the adequacy, correctness or efficiency thereof or otherwise.

15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion, and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements.  Alterations shall be diligently performed in a good and workmanlike manner, using new or like-new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord.  Alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) reasonably designated by Landlord.  Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant’s making of any alterations, Tenant shall pay any such additional expense upon demand.  Throughout the making of alterations, Tenant shall carry, or cause to be carried, worker’s compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord.  Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

ARTICLE 16 - LANDLORD’S AND TENANT’S PROPERTY

16.01. All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02.  Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord’s property and shall not be removed by Tenant.

16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant’s Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the Building or the Common Areas resulting from the installation and/or removal thereof, reasonable wear and tear excepted.  Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant’s Property and shall be deemed the property of Landlord.

16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant’s Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant’s Property, reasonable wear and tear excepted. Any items of the Tenant’s Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant’s Expense.

ARTICLE 17 - REPAIRS AND MAINTENANCE

17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein.  Tenant shall be responsible for all repairs, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems exclusively serving the Demised Premises) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant’s Work or alterations, (b) the installation, use or operation of the Tenant’s Property in the Demised Premises, (c) the moving of the Tenant’s Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees.  Tenant shall promptly repair or replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein.  Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) reasonably designated by Landlord provided such contractors provide services at competitive rates in the local trade area.  Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 80 pounds per square foot.

17.02. So long as Tenant is not in default under this Lease beyond the applicable cure period, Landlord shall make all repairs and replacements to (i) the structural components of the Building (“structural,” as that term is used herein, shall refer to the structural slab, the load bearing walls, and the structural materials supporting the roof membrane), (ii) the roof membrane, and (iii) the “common” facilities and systems in the Building (except as hereinabove provided in Section 17.01 and except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease) and the cost thereof shall be included in Operating Expenses (except to the extent any such repair or replacement is necessitated as a result of the act, omission or negligence of Tenant, or its agents, representatives, employees, or contractors, in which event Landlord shall make such repairs at Tenant’s sole cost and expense). Landlord shall also maintain the Common Areas in a first class manner and the cost thereof shall be included in the Operating Expenses.

17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant’s covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

ARTICLE 18 - ELECTRIC ENERGY

18.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a sub-metered basis or, if applicable, on a direct-metered basis from the public utility servicing the Building, and Landlord shall permit the risers, conduits and feeders in the Building, to the extent available, suitable and safely capable, to be used for the purpose of transmitting such electric energy to the Demised Premises.  Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises. If Landlord is permitted by law to provide electric energy to the Demised Premises by re-registering meters or otherwise and to collect any charges for electric energy, Landlord shall have the right to do so, in which event Tenant shall pay to Landlord upon receipt of bills therefor charges for meter reading, billing, maintaining meters, transformers and switches and charges for electric energy provided the rates for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility which would otherwise have furnished electric energy.  Tenant agrees to pay such electric energy bills within twenty (20) days of receipt thereof.

18.02. Tenant’s use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises.  In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building’s electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date.  Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the reasonable cost thereof shall be paid by Tenant to Landlord within twenty (20) days of Landlord’s invoice therefore (which invoice shall include documentation in support of such charges).

ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING

19.01. So long as Tenant is not in default under this Lease beyond the applicable cure period, Landlord shall maintain and operate the heating, ventilating and air-conditioning systems (“HVAC”) serving the Demised Premises, and shall furnish HVAC in the Demised Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising from its particular use of the Demised Premises) for reasonably comfortable occupancy of the Demised Premises, during Business Hours on Business Days within the limits prescribed by the Legal Requirements.  If Tenant shall require HVAC at any other time, Landlord shall furnish such service for such times upon not less than six (6) hours advance notice from Tenant, and Tenant shall pay to Landlord upon demand Landlord’s then established charges therefore (which charges are, as of the date of this Lease, $100.00 per hour for HVAC on the third floor and $50.00 per hour for HVAC on the fourth floor; said charges are subject to change upon prior written notice to Tenant).

19.02. The performance by Landlord of its obligation under Section 19.01 in respect of HVAC is conditioned on the connected electric load within the Demised Premises not exceeding three and one-half (3 1/2) watts per usable square foot in the Demised Premises and the occupancy of the Demised Premises not exceeding one (1) person for each two hundred (200) usable square feet.  Use of the Demised Premises, or any part thereof, in a manner exceeding the HVAC design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the HVAC in the Demised Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the HVAC systems servicing the Demised Premises, in order to provide comfortable occupancy.  Such changes, so occasioned, shall be made by Tenant, at its expense, as alterations in accordance with the provisions of Article 15, but only to the extent permitted and upon the conditions set forth in Article 15.

ARTICLE 20 - OTHER SERVICES; SERVICE INTERRUPTION

20.01. So long as Tenant is not in default under this Lease beyond the applicable cure period, Landlord shall provide elevator service to the Demised Premises during Business Hours on Business Days, and Landlord shall have at least one (1) elevator subject to call at all other times.  The use of the elevators shall be subject to the Rules and Regulations.

20.02. So long as Tenant is not in default under this Lease beyond the applicable cure period, Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to the Building and in accordance with the standards set forth in Exhibit E.  Tenant shall pay to Landlord within twenty (20) days of Landlord’s invoice therefore (which invoice shall include reasonable back-up documentation in support of such costs), the reasonable costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord’s standard cleaning times, and (c) the use of the Demised Premises by Tenant other than during Business Hours on Business Days.

20.03. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under Section 20.02.

20.04. So long as Tenant is not in default under this Lease beyond the applicable notice and cure period, Landlord shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes.  If Tenant uses water for any other purpose Landlord may install and maintain, at Tenant’s expense, meters to measure Tenant’s consumption of cold water and/or hot water for such other purpose.  Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters within twenty (20) days of Landlord’s invoice therefore (which invoice shall include reasonable back-up documentation in support of such charges).

ARTICLE 21 - ACCESS, CHANGES AND NAME

21.01. Except for the space within the inside surfaces of all walls, hung ceilings, floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord.  Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such are properly enclosed and provided the same do not otherwise interfere with or interrupt Tenant’s use and occupancy of the Demised Premises.

21.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times upon reasonable prior notice to Tenant (except in the event of an emergency, when the circumstances shall dictate the nature and extent of notice) (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make.  Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant’s obligations hereunder, provided, however, Landlord agrees to store such materials in locations designated by Tenant so as to minimize any interference with Tenant’s use and occupancy of the Demised Premises. During the period of twelve (12) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

21.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant’s obligations under this Lease.

21.04. Intentionally omitted.

21.05. Intentionally omitted.

21.06. Landlord may adopt any name for the Building.  Upon prior written notice to Tenant, Landlord reserves the right to change the name and/or address of the Building at any time.

ARTICLE 22 - MECHANICS’ LIENS AND OTHER LIENS

22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord’s interest or estate to any liability under any mechanic’s or other lien law.  If any mechanic’s or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

ARTICLE 23 - NON-LIABILITY AND INDEMNIFICATION

23.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors.  Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

23.02. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds).  No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant’s use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall promptly release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord’s attorneys.  Tenant hereby waives the right of specific performance and any other remedy allowed in equity if specific performance or such other remedy could result in any liability of Landlord for the payment of money to Tenant, or to any court or governmental authority (by way of fines or otherwise) for Landlord’s failure or refusal to observe a judicial decree or determination, or to any third party.

ARTICLE 24 - DAMAGE OR DESTRUCTION

24.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 24 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant’s Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

24.02. Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

24.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) (or ten percent [10%] if such casualty occurs during the last two [2] years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and either the loss shall not be covered by Landlord’s insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty.

24.04. Notwithstanding anything herein contained to the contrary, Landlord hereby agrees to advise Tenant (“Landlord’s Notice”), within thirty (30) days of the date of any fire or other casualty, as to whether or not Landlord will be able to restore the Demised Premises to a tenantable condition within eighteen (18) months from the date of the casualty.  In the event Landlord advises Tenant that it cannot so restore the Demised Premises within said eighteen (18) month period, Tenant shall have the right to terminate this Lease which right must be exercised within ten (10) business days of the receipt of Landlord’s Notice.  In the event Landlord advises Tenant that it is able to restore the Premises within said eighteen (18) month period, or, in the event Tenant fails to so advise Landlord within the ten (10) business day period that it desires to terminate the Lease, then the provisions of Article 24.01 through 24.03 shall control.  In the event Landlord advises Tenant it is able to restore the Demised Premises to a tenantable condition within eighteen (18) months from the date of any fire or other casualty, or, in the alternative, Tenant failed to timely advise Landlord that it intended to terminate the Lease such that Landlord commenced restoration of same, and in either such case, Landlord fails to restore the Premises to a tenantable condition within said eighteen (18) month period, Tenant shall have the right to terminate this Lease by delivering written notice to Landlord to that effect within ten (10) business days of the last day of said eighteen (18) month period.  “Tenantable condition,” as that term is used herein, shall mean that the Demised Premises are substantially completed such that Tenant may commence its “Tenant’s Work” (i.e. the installation of Tenant’s fixtures, furniture and equipment necessary to conduct its business) to ready the Demised Premises for Tenant’s occupancy.

24.05. Except as expressly provided herein, Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24.  Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant’s use and occupancy of the Demised Premises, but Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

24.06. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent.  Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

24.07. Landlord will not carry insurance of any kind on the Tenant’s Property, and, except as provided by law or by reason of Landlord’s breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant’s Property.

24.08. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

ARTICLE 25 - EMINENT DOMAIN

25.01. If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority.  If 15% or less of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority.  If more than 15% of the Floor Space of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession.  If more than 25% of the Floor Space of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken.  If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord’s judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken.  If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Floor Space of the Demised Premises.  Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent.  If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant’s Property, and Tenant shall make all alterations or replacements to the Tenant’s Property and decorations in the Demised Premises.  All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term.  Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant’s Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant’s Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant’s Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises.  This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due.  If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date.  All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

ARTICLE 26 - SURRENDER

26.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant’s Property therefrom except as otherwise expressly provided in this Lease.

26.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be 150% of the Fixed Rent in effect for the last month of the Term for the first month of any such occupancy at the sufferance of Landlord after the expiration of the Term and twice (200%) the Fixed Rent in effect during the last month of the Term for any continued occupancy at the sufferance of Landlord thereafter.

26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

ARTICLE 27 - CONDITIONS OF LIMITATION

27.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or (c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or offense (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default, (ii) duly commence within said fifteen (15) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or (d) if Tenant shall vacate or abandon the Demised Premises, or (e) if there shall be any default by Tenant (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Tenant) under any other lease with Landlord (or any person which, directly or indirectly, controls, is controlled by, or is under common control with Landlord) which shall not be remedied within the applicable grace period, if any, provided therefor under such other lease, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

ARTICLE 28 - RE-ENTRY BY LANDLORD

28.01. If Tenant shall default in the payment of any Rent, or if this Lease shall terminate as provided in Article 27, Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises.  The word “re-enter,” as used herein, is not restricted to its technical legal meaning.  If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

28.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction.  The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

28.03. If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord’s option, against any damages payable by Tenant under Article 29 or pursuant to law.

ARTICLE 29 - DAMAGES

29.01. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of:

(a)  a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the then value of the excess, if any, of (i) the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date, over (ii) the aggregate rental value of the Demised Premises for the same period; or

(b)  sums equal to the Fixed Rent and the Additional Charges which would have been payable by Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting; or

(c) a sum which at the time of such termination of this Lease or at the time of any such re-entry by Landlord, as the case may be, represents the aggregate amount of the Rent which would have been payable by Tenant (conclusively presuming the average monthly Additional Charges to be the same as were the average monthly Additional Charges payable for the year, or if less than 365 days have then elapsed since the Commencement Date, the partial year, immediately preceding such termination or re-entry) for the period commencing with such earlier termination of this Lease or the date of any such re-entry, as the case may be, and ending with the Expiration Date; provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers’ commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Landlord have to account to Tenant for any rents in excess of the total damages recovered by Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subdivision (c) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord.  If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting.

If the Demised Premises or any part thereof should be relet by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent payable under the new lease(s) shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so relet during the term of the reletting.  Landlord shall not be liable in any way whatsoever for its failure to relet the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are relet, for its failure to collect the rent under such reletting, and no such failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease. Landlord shall use commercially reasonable efforts to relet the Demised Premises to mitigate Landlord’s damages. For the purposes hereof, “commercially reasonable efforts” shall mean the following actions, which actions shall create an irrebuttable presumption that Landlord has fulfilled such obligation: (i) Landlord shall include the availability of the Demised Premises in

Landlord’s monthly listing to brokers (if any), commencing with the first such report (if any) issued following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (ii) Landlord shall include the availability of the Demised Premises in Landlord’s internet web site (if any), commencing promptly following Landlord’s recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (iii) Landlord shall hold an “Open House” for the Demised Premises within sixty (60) days of Landlord’s recovery of possession of the Demised Premises, or (iv) in lieu of (i), (ii) and (iii) of this paragraph, upon Tenant’s written request, Landlord shall engage an independent commercial real estate broker to relet the Demised Premises, the cost and expense of which shall be an element of Landlord’s damages in addition to any other damages recoverable pursuant to Section 29.01 hereof. Nothing contained herein shall require Landlord to relet the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant.  In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord’s part to mitigate such damages or relet the Demised Premises other than as provided herein, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord’s attorneys’ fees incurred in connection therewith.

29.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises.  Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.  Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 29.01.

29.03. In addition, if this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that:  (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as estimated by an independent contractor selected by Landlord).

29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord’s rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to Landlord are not paid upon demand therefor, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services outside of Business Hours or Business Days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant’s covenants and obligations under this Lease.

ARTICLE 30 - AFFIRMATIVE WAIVERS

30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant’s use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto.  Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

ARTICLE 31 - NO WAIVERS

31.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission.  The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

ARTICLE 32 - CURING TENANT’S DEFAULTS

32.01. If Tenant shall default in the performance of any of Tenant’s obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default.  Charges for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and charges for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys’ fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant’s obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant and may be invoiced by Landlord to Tenant monthly, or immediately, or at any time, at Landlord’s option, and such amounts shall be due and payable upon demand.

ARTICLE 33 - BROKER

33.01. Tenant represents that no broker except the Broker was instrumental in bringing about or consummating this Lease and that Tenant had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises.  Tenant agrees to indemnify and hold harmless Landlord against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by Tenant with any broker other than the Broker.  Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

ARTICLE 34 - NOTICES

34.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if (i) hand delivered, or (ii) sent by United States registered or certified mail, return receipt requested, or (iii) sent by overnight courier, addressed to the other party at the address hereinabove set forth [except that after the Commencement Date, Tenant’s address, unless Tenant shall give notice to the contrary, shall be the Building (Attention: Real Estate, with a copy to the General Counsel’s Office) as to Landlord, to the attention of General Counsel with a concurrent notice to the attention of Executive Vice President/Administration, and shall be deemed to have been given, rendered or made upon receipt or rejection Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it.  In addition, upon and to the extent requested by Landlord, copies of notices shall be sent to the Superior Mortgagee.

ARTICLE 35 - ESTOPPEL CERTIFICATES

35.01. Tenant shall, at any time and from time to time, as requested by the Landlord, upon not less than fifteen (15) days’ prior notice, execute and deliver to the Landlord or a Superior Mortgagee or Superior Lessor a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request. In the event Tenant shall be requested by Landlord to execute more than one (1) estoppel certificate in any one Calendar Year of the Term, the first estoppel certificate so requested shall be free of charge; thereafter, Landlord shall be obligated to pay Tenant an administrative fee of $150.00 for each estoppel certificate after the first estoppel certificate requested in any Calendar Year.

ARTICLE 36 - ARBITRATION

36.01. Landlord may at any time request arbitration (but shall not be obligated to), and Tenant may at any time when not in default in the payment of any Rent request arbitration (but shall not be obligated to), of any matter in dispute but only where arbitration is expressly provided for in this Lease.  The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any comparable organization designated by Landlord).  The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction.  The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof.  If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

ARTICLE 37 - MEMORANDUM OF LEASE

37.01. Tenant shall not record this Lease.  However, at the request of Landlord, Tenant shall promptly execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording.  Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.  Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

ARTICLE 38 — OPTION TO EXTEND

38.01. Provided Tenant is in compliance with all of the terms and conditions contained herein, and provided Tenant has not assigned this Lease or sublet all or any portion of the Demised Premises and is itself in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that the option right contained herein is personal to the original named Tenant, Tenant shall have one (1) option to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire, for one (1) period of five (5) years (the “Extended Period”), upon the following terms and conditions:

1.             If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is one (1) year before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option.  Tenant agrees that it shall have forever waived its right to exercise such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

2.             If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period without execution of an extension or renewal lease.  Within ten (10) days after request of either party following the effective exercise of such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

3.             The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period(s) the Fixed Rent shall be at 100% of Fair Market Value (“FMV”). FMV shall be determined by mutual agreement of the parties.  If the parties are unable to agree on the FMV within thirty (30) days of Tenant’s exercise of its option, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV.  The cost of said Real Estate Appraiser shall be borne equally by the parties.  If the parties are unable to agree on a licensed Real Estate Appraiser within forty-five (45) days of Tenant’s exercise of its option, each party shall select one Appraiser to appraise the FMV.  All appraisals shall be rendered within thirty (30) days of appointment of the respective Appraiser appointed under this paragraph.  If the difference between the two appraisals is 20% or less of the lower appraisal, then the FMV shall be the average of the two appraisals.  If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV.  The FMV shall in such case be the average of the three appraisals.  The cost of the third appraisal shall be borne equally by the parties.  Notwithstanding the determination of FMV, the Fixed Rent during the Extended Period shall in no event be less than the Fixed Rent in effect during the last year of the term.

4.             Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period not yet exercised.

5.             Intentionally omitted.

6.             The option provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

ARTICLE 39 - MISCELLANEOUS

39.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease.  All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation.  Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith.  The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

39.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

39.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant’s account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant’s Property in connection with such subletting or letting.

39.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 39.04 shall not be construed as modifying the conditions of limitation contained in Article 27.

39.05. Except for Tenant’s obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay.  Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant, (a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 39.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord’s reasonable control.

39.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

39.07. If Tenant shall request Landlord’s consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant’s sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

39.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall, upon mutually acceptable terms and during mutually acceptable hours, afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages or liability against Landlord and without reducing or otherwise affecting Tenant’s obligations under this Lease.

39.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord’s union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

39.10. Tenant shall give prompt notice to Landlord of (a) any occurrence in or about the Demised Premises for which Landlord might be liable, (b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Demised Premises or any part thereof.

39.11. This Lease shall be governed by and construed in accordance with the laws of the

State of New Jersey.  Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens.  If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law.  The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.  Each covenant, agreement, obligation or other provision of this Lease on Tenant’s part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  Tenant specifically agrees to pay all of Landlord’s reasonable actual costs, charges and expenses, including attorneys’ fees, incurred in connection with any document review requested by Tenant and upon submission of bills therefor.  In the event Landlord permits Tenant to examine Landlord’s books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant’s sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination.  Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys’ fees, same shall include, without limitation, the reasonable actual costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

39.12. Upon request of Landlord, Tenant shall furnish to Landlord a copy of its then current audited financial statement (which may be in the form of Tenant’s most recent annual report for so long as Tenant remains a public company) which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant. Landlord shall be entitled (upon request) to one (1) free copy of Tenant’s then current audited financial statement in each and every Calendar Year of the Term; in the event Landlord requests Tenant’s audited financial statement more than once in any Calendar Year of the Term, Tenant shall be entitled to an administrative fee of $150 for the second and each successive request in any Calendar Year.

39.13. (a) Certification. Tenant certifies that:  (i) It is not acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii)  It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity, or nation.

(b) Indemnification.  Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing certification.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

500 PLAZA DRIVE CORP.

BY:	/s/ Irwin A. Horowitz
Irwin A. Horowitz
Executive Vice President

THE CHILDREN’S PLACE SERVICES COMPANY, LLC

BY:	/s/ Charles C. Crovitz
Name: Charles C. Crovitz
Title: Interim Chief Executive Officer

/s/ Susan J. Riley
Name: Charles C. Crovitz
Title: Executive Vice President

Copyright © Hartz Mountain Industries, Inc. 2005. All Rights Reserved. No portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.

EXHIBIT B

Title No. 62627

DESCRIPTION

ALL THAT CERTAIN tract, lot and parcel of land, lying and being in the Town of Secaucus, County of Hudson and State of New Jersey, being more particularly described as follows:

BEGINNING at a point, said point being the following six courses from the point of intersection of the easterly side of Harmon Meadow Boulevard with the northerly side of New Jersey State Highway Route No. 3.

A)	North 56 degrees 48 minutes 02 seconds east, 119.48 feet to a point on curve; thence

B)	Along a curve to the left having a radius of 230.00 feet an arc length of 108.38 feet to a point of tangency; thence

C)	North 29 degrees 48 minutes 02 seconds east, 429.78 feet to a point; thence

D)	North 35 degrees 48 minutes 02 seconds east, 300.00 feet to a point; thence

E)	South 54 degrees 11 minutes 58 seconds east, 80.00 feet to a point; thence

F)	South 35 degrees 48 minutes 02 seconds west, 20.25 feet to the point of beginning and running; thence

1.	North 35 degrees 48 minutes 02 seconds east, 336.00 feet to a point of curvature; thence

2.	Along a curve to the right having a radius of 40.00 feet an arc length of 62.83 to a point of tangency; thence

3.	South 54 degrees 11 minutes 58 seconds east, 149.86 feet to a point; thence

4.	South 09 degrees 11 minutes 58 seconds east, 275.77 feet to a point; thence

5.	South 35 degrees 48 minutes 02 seconds west, 51.93 feet to a point; thence

6.	South 80 degrees 48 minutes 02 seconds west, 182.54 feet to a point; thence

7.	North 54 degrees 11 minutes 58 seconds west, 255.78 feet to the point of BEGINNING.

continued.......

BEING also known and designated as Lot 6.03 Block 227, as shown on a certain filed map entitled, “Proposed Minor Subdivision of Block 227 Lots 6.01, 6.02 & 7.01 for Hartz Mountain Development Corp., in the Town of Secaucus, Hudson County, New Jersey” filed in the Hudson County Register’s Office on September 11, 1985 as Filed Map No. 3191.

TOGETHER with the benefit of that certain Parking Easement (as amended and restated) dated July 12, 1988, and recorded in the Hudson County Register’s Office on July 18, 1988 in Deed Book 3985 page 126.

TOGETHER with the benefits of that certain Restated Access Easement dated July 12, 1988, and recorded July 18, 1988 in Deed Book 3985 page 139.

FOR INFORMATION ONLY: Premises are known as 500 Plaza Drive, Secaucus, New Jersey and designated as Block 227 Lot 6.03 on the Town of Secaucus Tax Map.

2

EXHIBIT D

MULTI-OFFICE

RULES AND REGULATIONS

1.                                       The rights of each tenant in the entrances, corridors, elevators and escalators servicing the Building are limited to ingress and egress from such tenant’s premises for the tenant and its employees, licensees and invitees, and no tenant shall use, or permit the use of, the entrances, corridors, escalators or elevators for any other purpose.  No tenant shall invite to the tenant’s premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, escalators, elevators and other facilities of the Building by any other tenants.  Fire exits and stairways are for emergency use only, and they shall not be used for any other purpose by the tenants, their employees, licensees or invitees.  No tenant shall encumber or obstruct, or permit the encumbrance or obstruction of, any of the sidewalks, plazas, entrances, corridors, escalators, elevators, fire exits or stairways of the Building.  Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

2.                                       Landlord may refuse admission to the Building outside of Business Hours on Business Days to any person not known to the watchman in charge, or not having a pass issued by Landlord or the tenant whose premises are to be entered, or not otherwise properly identified, and Landlord may require all persons admitted to or leaving the Building outside of Business Hours on Business Days to provide appropriate identification.  Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.  Any person whose presence in the Building at any time shall, in the judgment of Landlord, be prejudicial to the safety, character or reputation of the Building or of its tenants may be denied access to the Building or may be ejected therefrom.  During any invasion, riot, public excitement or other commotion, Landlord may prevent all access to the Building by closing the doors or otherwise for the safety of the tenants and protection of property in the Building.

3.                                       No tenant shall obtain or accept for use in its premises ice, drinking water, food, beverage, towel, barbering, boot-blacking, floor polishing, cleaning or other similar services from any persons not authorized by Landlord in writing to furnish such services, provided that the charges for such services by persons authorized by Landlord are comparable to similar charges in other first-class office buildings in Hudson County.  Such services shall be furnished only at such hours, and under such reasonable regulations, as may be fixed by Landlord from time to time.

4.                                       The cost of repairing any damage to the public portions of the Building or the public facilities or to any facilities used in common with other tenants, caused by a tenant or its employees, licensees or invitees, shall be paid by such tenant.

5.                                       No awnings or other projections shall be attached to the outside walls of the Building.  No curtains, blinds, shades or screens shall be attached to or hung in, or be used in connection with, any window or door of the premises of any tenant, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Such curtains, blinds, shades or screens must be of a quality, type, design and color, and attached in the manner approved by Landlord, such approval not to be unreasonably withheld or delayed.

6.                                       No lettering, sign, advertisement, notice or object shall be displayed in or on the windows or doors, or on the outside of any tenant’s premises, or at any point inside any tenant’s premises where the same might be visible outside of such premises, without the prior written consent of Landlord.  Notwithstanding anything herein contained to the contrary, Tenant shall be permitted to install, at Tenant’s sole cost and expense, its prototypical logo and/or lettering adjacent to or on the entrance doors to the Demised Premises. In the event of the violation of the foregoing by any tenant, Landlord may remove the same without any liability, and may charge the expense incurred in such removal to the tenant violating this rule.  Interior signs, elevator cab designations and lettering on doors and the Building directory shall, if and when approved by Landlord, be inscribed, painted or affixed for each tenant by Landlord at the reasonable expense of such tenant, and shall be of a size, color and style reasonably acceptable to Landlord.

7.                                       The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills or on the peripheral air conditioning enclosures, if any.

8.                                       No showcase or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules.

9.                                       Linoleum, tile or other floor covering shall be laid in a tenant’s premises only in a manner first approved in writing by Landlord.

10.                                 No tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building.  No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

11.                                 No bicycles, vehicles, animals, fish or birds of any kind shall be brought into or kept in or about the premises of any tenant of the Building.

12.                                 No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.  Nothing shall be done or permitted in the premises of any tenant which would impair or interfere with the use or enjoyment by any other tenant of any other space in the Building.

13.                                 No tenant, nor any tenant’s contractors, employees, agents, visitors or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive or otherwise dangerous fluid, chemical or substance.

14.                                 Additional locks or bolts of any kind which shall not be operable by the grand master key for the Building shall not be placed upon any of the doors or windows by any tenant, nor shall any changes be made in locks or the mechanism thereof which shall make such locks inoperable by said grand master key.  Additional keys for a tenant’s premises and toilet rooms shall be procured only from Landlord who may make a reasonable charge therefor.  Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys furnished by Landlord such tenant shall pay to Landlord the reasonable cost for replacement thereof.

15.                                 All removals, or the carrying in or out of any safes, freight, furniture, packages, boxes, crates or any other object or matter of any description must take place during such hours and in such elevators and in such manner as Landlord or its agent may determine from time to time.  The persons employed to move safes and other heavy objects shall be reasonably acceptable to Landlord and, if so required by law, shall hold a master rigger’s license.  Arrangements will be made by Landlord with any tenant for moving large quantities of furniture and equipment into or out of the Building.

2

16.                                 Landlord reserves the right to inspect all objects and matter to be brought into the Building and to exclude from the Building all objects and matter which violate any of these Rules and Regulations or this Lease.  Landlord may require any person leaving the Building with any package or other object or matter to submit a pass, listing such package or object or matter, from the tenant from whose premises the package or object or matter is being removed, but the establishment and enlargement of such requirement shall not impose any responsibility on Landlord for the protection of any tenant against the removal of property from the premises of such tenant.  Landlord shall in no way be liable to any tenant for damages or loss arising from the admission, exclusion or ejection of any person to or from the premises or the Building under the provisions of this RULE or of RULE 2 hereof.

17.                                 No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or public typist, or for the possession, storage, manufacture, or sale of liquor, narcotics, tobacco in any form, or as a barber, beauty or manicure shop, or as a school.  No tenant shall use its premises or any part thereof to be used for manufacturing, or the sale at retail or auction of merchandise, goods or property of any kind.

18.                                 Landlord shall have the right to prohibit any advertising or identifying sign by any tenant which, in Landlord’s judgment, tends to impair the reputation of the Building or its desirability as a building for others, and upon written notice from Landlord, such tenant shall refrain from and discontinue such advertising or identifying sign.

19.                                 Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant’s premises.  If, in the judgment of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such a manner as Landlord shall determine.

20.                                 No machinery or mechanical equipment other than ordinary business machines may be installed or operated in any tenant’s premises without Landlord’s prior written consent, and in no case (even where the same are of a type so excepted or as so consented to by Landlord) shall any machines or mechanical equipment be so placed or operated as to disturb other tenants; but machines and mechanical equipment which may be permitted to be installed and used in a tenant’s premises shall be so equipped, installed and maintained by such tenant as to prevent any disturbing noise, vibration or electrical or other interference from being transmitted from such premises to any other area of the Building.

21.                                 Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefore, necessary light, power and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

22.                                 No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

23.                                 The requirements of tenants will be attended to only upon application at the office of the Building.  Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

24.                                 Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

25.                                 No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance.  No cooking shall be done in the premises of any tenant except as is expressly permitted in such tenant’s Lease.

26.                                 Nothing shall be done or permitted in any tenant’s premises, and nothing shall be brought into or kept in any tenant’s premises, which would impair or interfere with any of the Building’s services or the proper and economic heating, cleaning or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises nor shall there be installed by any tenant any ventilating, air-conditioning, electrical or other equipment of any kind which, in the judgment of Landlord, might cause any such impairment or interference.

27.                                 No acids, vapors or other materials shall be discharged or permitted to be discharged into the waste

3

lines, vents or flues of the Building which may damage them.  The water and wash closets and other plumbing fixtures in or serving any tenant’s premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other foreign substances shall be deposited therein.  All damages resulting from any misuse of the fixtures shall be borne by the tenants who, or whose servants, employees, agents, visitors or licensees shall have, caused the same.  Any cuspidors or containers or receptacles used as such in the premises of any tenant or for garbage or similar refuse, shall be emptied, cared for and cleaned by and at the expense of such tenant.

28.                                 All entrance doors in each tenant’s premises shall be left locked and all windows shall be left closed by the tenant when the tenant’s premises are not in use.  Entrance doors shall not be left open at any time.  Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

29.                                 Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

30.                                 All windows in each tenant’s premises shall be kept closed, and all blinds therein above the ground floor shall be lowered as reasonably required because of the position of the sun, during the operation of the Building air-conditioning system to cool or ventilate the tenant’s premises.

31.                                 Landlord reserves the right to rescind, alter or waive any rule or regulation at any time prescribed for the Building when, in its judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants, and no alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

32.                                 Sustainability:  Tenant has been provided with a copy of Landlord’s Sustainability Initiative.  Consistent with such Initiative, Tenant shall use its reasonable efforts to ensure effective and energy efficient operation of the Demised Premises.  Accordingly:

(i)                                     Tenant shall not waste electricity, water, heat, air conditioning, and other utilities and services at the Demised Premises; and

(ii)                                  Tenant shall not obstruct, alter, or in any way impair the efficient operation of the Building’s heat, air conditioning, and ventilation systems.  To this end, Tenant shall:

(A)                              Not place furniture, equipment, or other objects where they would interfere with air flow;

(B)                                Keep corridor doors closed and not open any windows (except if air circulation shall not be in operation, windows may be opened with Landlord’s consent; and

(C)                                During hot weather months, lower and partially close window blinds or drapes when the sun’s rays fall directly on windows or the Premises.

(D)                               Use, to the maximum extent economically practicable, energy efficient materials and supplies, including but not limited to fluorescent light fixtures and bulbs, waterless plumbing fixtures, and such other items consistent with Landlord’s specifications, which specifications may be amended by Landlord from time to time.

(E) Upon request of Landlord, provide Landlord with copies of its utility bills, or authorize the various utilities (e.g. providers of electric, gas, and water) to provide copies of such bills directly to Landlord.

(F) Recycle waste materials to the maximum extent economically practicable, and in all events in compliance with applicable solid waste management laws and regulations.

4

EXHIBIT E

CLEANING SPECIFICATIONS

NIGHTLY FOR GENERAL OFFICE SPACE

Sweep all hard floors.

Vacuum all carpeted areas and rugs; spot clean rugs as necessary.

Empty and clean all wastepaper baskets, ashtrays, etc. and damp dust.

Sweep and remove waste from all stairways.

Clean all cigarette urns and replace sand and water as necessary.

Remove wastepaper and waste materials and place in plastic bags and store in designated areas on premises.

Dust and wipe clean all office furniture, paneling and window sills.

Clean all glass furniture tops, removing finger marks.

Dust all chair rails, baseboards and trim.

Wash all water fountains and coolers.

Wipe clean all brass and other brightwork.

Remove all finger marks from private entrance doors, building doors, light switches and elevator doors and buttons.

Dust all open closet shelving.

Dust all doors and other ventilating louvers.

Properly maintain in a clean condition all service close areas.

NIGHTLY FOR LAVATORY AREAS

Sweep and wash floors using disinfectant.

Wash and polish all mirrors, powder shelves, brightwork, enamel surfaces, etc. including all exposed piping and toilet seat hinges.

Wipe clean all toilet tissue, soap and towel dispensers and refill with material furnished by owner.

Remove wastepaper and refuse to a designated area.

NIGHTLY ENTRANCE LOBBY AREAS

Sweep and wash flooring including spray buffing.

Wash all rubber mats.

Clean all cigarette urns and replace sand and water as necessary.

Vacuum floors, dust and rub down walls, metal work and saddles in all elevator cabs.

NIGHTLY FOR GENERAL CLEANING

Thoroughly vacuum all carpeted areas moving light furniture other than desks, file cabinets, etc.

Wash all stairways.

MONTHLY HIGH DUSTING

Dust all pictures, frames, charts and other wall hangings not reached in nightly cleaning.

Dust all vertical surfaces such as walls, partitions, doors, brick, louvers, not reached in nightly cleaning.

Dust all window frames.

Machine scrub all ceramic tile floors.

Thoroughly wash and polish all wall tile and stalls in toilet Areas.

Dust and wash down lobby walls.

OPTIONAL EXTRA ITEMS PERFORMED ON REQUEST AND TO BE PAID FOR BY TENANT

Wax all hard floors.

Light fixture cleaning.

Shampooing of carpet.

Furniture polishing.

OTHER SPECIAL CHORES NOT DESCRIBED IN NIGHTLY, WEEKLY OR MONTHLY CLEANING SERVICES

Window washing will be performed TWO times per year.

5

EXHIBIT F

[NAME AND ADDRESS OF ISSUING BANK]

[INSERT DATE]

IRREVOCABLE LETTER OF CREDIT NO.  (insert number)

[Landlord]

[c/o Hartz Mountain Industries, Inc.]

400 Plaza Drive

Secaucus, New Jersey  07096-1515

Ladies and Gentlemen:

At the request and for the account of [TENANT], located at                                                (hereinafter called “Applicant”), we hereby establish our Irrevocable Letter of Credit No. [Insert number] in your favor and authorize you and your assigns to draw on us up to the aggregate amount of US$ [TO BE INSERTED] available by your draft(s) at sight drawn on us and accompanied by the following:

A statement signed to the effect of or similar to the following: “The drawer hereunder is entitled to draw upon this letter of credit pursuant to that certain lease agreement, dated [INSERT DATE], by and between [LANDLORD], as Landlord, and [TENANT], as Tenant (the “Lease”).”

This Irrevocable Letter of Credit will be duly honored by us at sight upon delivery of the statement set forth above without inquiry as to the accuracy of such statement and regardless of whether Applicant disputes the content of such statement.  Partial drawings against this Letter of Credit are permitted.

This Irrevocable Letter of Credit shall automatically renew itself for successive twelve (12) month periods from the date above, unless we notify you, by certified mail, return receipt requested, of our intention not to renew at least sixty (60) days prior to any annual renewal date.

This irrevocable Letter of Credit is transferable at no charge to any transferee of Landlord upon notice to the undersigned from you and such transferee.

Multiple draws on this Letter of Credit are permitted.

You shall have the right, at your option, to present a photocopy of this Letter of Credit in lieu of the original and we shall make payment hereunder as if the original were presented.

At your option, draw requests may be made in person, or by mail, or by courier service, including but not limited to FedEx, Airborne, or UPS.

At your option draw requests may be made by fax to the following fax number (or such other number as we may designate upon written notice to you):

Fax number for draws hereunder: [INSERT FAX NUMBER].

If the original of this Letter of Credit has been lost, stolen, mutilated or destroyed upon receipt of (a) in the case of loss, theft or destruction of this Letter of Credit, a certificate signed by an authorized officer of the beneficiary (who is

6

identified as such) to such effect or (b) in the case of mutilation of this Letter of Credit.  The mutilated Letter of Credit, we will issue a replacement Letter of Credit in your favor, dated the same date, bearing a new number, and in the same stated amount as, and with other provisions identical to, this Letter of Credit.

This undertaking is subject to The International Standby Practices 1998 (ISP98).

Upon receipt of the documents above described, we shall pay you as requested.

Very truly yours,

Name of Bank	Countersigned:
Vice President	Vice President

7